FOR IMMEDIATE RELEASE

AUDIOVOX REPORTS FISCAL 2006 THIRD QUARTER AND NINE MONTHS RESULTS

HAUPPAUGE, NY, JANUARY 9, 2007 - Audiovox Corporation (NASDAQ: VOXX) today announced results for its fiscal 2006 third quarter and nine months ended November 30, 2006.

Audiovox Corporation (the "Company") changed its fiscal year from November 30 to February 28. As such, fiscal 2006 third quarter results will be compared to the prior year period ended November 30, 2005, which was the Company's fiscal 2005 fourth quarter. Additionally, results for the fiscal 2006 nine months will be compared to the fiscal 2005 second, third and fourth quarters ended May 31, August 31 and November 30, 2005, respectively.

The Company reported net sales for the fiscal 2006 third quarter of $151.8 million, a decrease of 2.9% compared to $156.3 million reported in the comparable prior year quarter. Net income from continuing operations for the fiscal 2006 third quarter was $3.8 million or income per diluted share of $0.17. This compares to a net loss from continuing operations of $8.3 million or a loss of $0.37 per diluted share in the comparable prior year period.

Including discontinued operations, the Company reported net income of $3.9 million or income per diluted share of $0.17 in the quarter ended November 30, 2006, as compared to a net loss of $10.3 million or a net loss of $0.46 per diluted share in the similar 2005 period.

Mobile Electronics sales, which represented 58.3% of net sales, were $88.6 million, a decrease of 4.9% compared to sales of $93.2 million reported in the comparable prior year period. Mobile sales were impacted by the absence of Prestige Audio and Video-in-a-Bag sales, which were the result of the Company's decision to exit those product lines at the end of 2005. Mobile sales were also adversely affected by lower average selling prices in our mobile multi media line due to the maturing of the category and increased competition in the market. These decreases were partially offset by increases in XM satellite radio sales, the Company's car audio business and higher sales of Code Systems products.

Consumer Electronics sales, which represented 41.7% of sales, were $63.3 million, an increase of 0.2% compared to net sales of $63.1 million reported in the comparable period last year. Unit sales in both the portable DVD and LCD categories increased however, the increases were partially offset by lower average selling prices. In addition, the Company continued to pass on low margin retail programs.

Gross margins for the period ended November 30, 2006 were 16.7% compared to 6.2% reported in the prior year period. Gross margins were favorably impacted by an increase in margins in all mobile electronic product categories, reduced freight costs, improved buying programs and inventory management. Gross margins for the comparable 2005 period were negatively impacted by a $9.0 million inventory write-down, which adversely impacted gross margins by 5.9%.

Operating expenses for the fiscal 2006 third quarter were $23.7 million as compared to $23.2 million in the comparable fiscal 2005 quarter, an increase of 2.1% primarily due to a non-cash stock-based compensation expense of $373,000 included in operating expenses for the 2006 period.




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AUDIOVOX REPORTS FISCAL 2006 THIRD QUARTER RESULTS
PAGE 2 OF 6

Patrick Lavelle, President and CEO of Audiovox stated, "Although sales were down slightly from the November quarter last year, our profits increased significantly and we have reduced overhead to a level that we believe is necessary to support the additional volume being brought on by the previously announced acquisition of the Consumer Electronics Accessory business of Thomson. That being said, we continue to monitor all expense categories for additional savings and productivity gains."

Lavelle concluded, "The pending acquisition of the RCA brand for accessory products as well as the addition of the other accessories lines and brands greatly strengthens our growing portfolio. We maintain significant financial resources at our disposal to pursue both organic growth and growth via acquisition and we continue to be active on the M & A front."

Nine Months Results

The Company reported net sales for the fiscal 2006 nine months ended November 30, 2006 of $360.6 million, a decrease of 14.9% compared to $423.7 million reported in the comparable prior year period. Net income from continuing operations for the fiscal 2006 nine months was $4.0 million or $0.18 per diluted share compared to a net loss from continuing operations of $6.1 million or a net loss of $0.28 per diluted share in the comparable prior year-period. Including discontinued operations, the Company reported net income of $3.4 million or income of $0.15 per diluted share for the nine months ended November 30, 2006 compared to a net loss of $8.4 million or a loss of $0.38 per diluted share in the comparable nine-month period.

For the fiscal 2006 nine-month period, Mobile Electronics represented 66.3% of net sales or $239.0 million. This was a decrease of 9.7% compared to sales of $264.7 million reported in the comparable prior year period. Consumer Electronics sales were $121.6 million, a decrease of 23.6% compared to net sales of $159.1 million reported in the comparable period last year and comprised the remaining 33.7%.

Gross margins for the nine-month period ended November 30, 2006 were 17.0% compared to 10.6% reported in the nine-month period last year. Operating expenses for the fiscal 2006 nine-month period were $63.7 million, a decrease of 4.4% compared to $66.7 million in the comparable fiscal 2005 period.

As of November 30, 2006, the Company had $149.7 million in cash and short-term investments and during the nine-month period, repurchased 305,100 shares of its Class A common stock.

Conference Call Information
The Company will be hosting its conference call tomorrow morning on Wednesday, January 10, 2007 at 10:00 a.m. EDT. Interested parties can participate by visiting the Company's website, www.audiovox.com, and clicking on the webcast in the Investor Relations section. For those who will be unable to participate, a replay has been arranged and will be available approximately one hour after the call has been completed and will last for one week thereafter.

                          REPLAY NUMBER: (888) 286-8010
                   INTERNATIONAL REPLAY NUMBER: (617) 801-6888
                              ACCESS CODE: 55687720



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AUDIOVOX REPORTS FISCAL 2006 THIRD QUARTER RESULTS
PAGE 3 OF 6

About Audiovox
Audiovox Corporation is a leading international supplier and value added service provider in the consumer electronics industry. The Company conducts its business through subsidiaries and markets mobile and consumer electronics products both domestically and internationally under several of its own brands. It also functions as an OEM (Original Equipment Manufacturer) supplier to a wide variety of customers, through several distinct distribution channels. For additional information, please visit Audiovox on the Web at http://www.audiovox.com.

Safe Harbor Language
Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to, risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the mobile and consumer electronics businesses; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against Audiovox and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K/A for the fiscal year ended November 30, 2005 and its Form 10-Q for the fiscal third quarter ended November 30, 2006.

Company Contacts
Glenn Wiener
GW Communications for Audiovox
Tel: 212-786-6011 or Email: gwiener@GWCco.com

                                               - TABLES TO FOLLOW -



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



                      AUDIOVOX CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)


                                                                       FEBRUARY 28,                   NOVEMBER 30,
                                                                           2006                           2006
                                                                  ------------------------     ---------------------------

         ASSETS

         Current assets:
            Cash and cash equivalents                                           $  16,280                       $  13,878
            Restricted cash                                                         1,488                               -
            Short-term investments                                                160,799                         135,787
            Accounts receivable, net                                               88,671                         135,276
            Inventory                                                              96,150                          88,483
            Receivables from vendors                                                9,830                           9,578
            Prepaid expenses and other current assets                               6,023                          10,188
            Deferred income taxes                                                   8,218                           8,217
                                                                     ---------------------           ---------------------
              Total current assets                                                387,459                         401,407

         Investment securities                                                     14,709                          12,200
         Equity investments                                                        11,834                          11,668
         Property, plant and equipment, net                                        18,799                          18,251
         Excess cost over fair value of assets acquired                            16,067                          17,514
         Intangible assets                                                         11,002                          11,184
         Deferred income taxes                                                      3,989                           5,617
         Other assets                                                               2,153                             650
                                                                     ---------------------           ---------------------
              Total assets                                                      $ 466,012                       $ 478,491
                                                                     =====================           =====================




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



                      AUDIOVOX CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (CONTINUED)
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)

                                                                                  FEBRUARY 28,            NOVEMBER 30,
                                                                                      2006                    2006
                                                                              ---------------------      ----------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                                       $ 13,776              $ 21,020
   Accrued expenses and other current liabilities                                           17,907                22,228
   Accrued sales incentives                                                                  8,512                 9,932
   Income taxes payable                                                                          -                   339
   Bank obligations                                                                          5,329                 4,346
   Current portion of long-term debt                                                         1,371                 1,522
                                                                                      -------------         -------------
                                                                                      -------------         -------------
     Total current liabilities                                                              46,895                59,387

Long-term debt                                                                               5,924                 5,679
Capital lease obligation                                                                     5,892                 5,810
Deferred compensation                                                                        6,569                 7,304
                                                                                      -------------         -------------
                                                                                      -------------         -------------
     Total liabilities                                                                      65,280                78,180

Commitments and contingencies

Stockholders' equity:
   Preferred  stock,  $50  par  value;  50,000  shares  authorized,  issued  and outstanding at February 28, 2006 with liquidation preference
         of $2,500. No shares issued or outstanding at November 30, 2006                     2,500                     -
   Series preferred stock, $.01 par value; 1,500,000 shares authorized,
          no shares issued or outstanding                                                        -                     -
   Common stock:
     Class A, $.01 par  value;  60,000,000  shares  authorized,  21,520,346  and
      21,662,346 shares issued,  20,131,794 and 19,968,694 shares outstanding at
      February 28, 2006 and November 30,
      2006, respectively                                                                       215                   217
     Class B, $.01 par value; convertible 10,000,000 shares
          authorized, 2,260,954 shares issued and outstanding                                   22                    22
   Paid-in capital                                                                         263,008               267,398
   Retained earnings                                                                       148,427               151,848
   Accumulated other comprehensive loss                                                      (608)               (2,187)
   Treasury stock, at cost, 1,388,552 and 1,693,652 shares of Class A common stock at February 28, 2006 and November 30, 2006,
        respectively                                                                      (12,832)              (16,987)
                                                                                      -------------         -------------
Total stockholders' equity                                                                 400,732               400,311
                                                                                      -------------         -------------
Total liabilities and stockholders' equity                                                $466,012              $478,491
                                                                                      =============         =============





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



                      AUDIOVOX CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
         FOR THE THREE AND NINE MONTHS ENDED NOVEMBER 30, 2005 AND 2006
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                   (UNAUDITED)

                                                                        THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                           NOVEMBER 30,                        NOVEMBER 30,
                                                                  --------------------------------     -----------------------------
                                                                      2005              2006               2005            2006
                                                                  --------------    --------------     -------------    ------------

Net sales                                                              $156,290          $151,833          $423,736        $360,556
Cost of sales                                                           146,586           126,462           378,968         299,332
                                                                  --------------    --------------     -------------    ------------
Gross profit                                                              9,704            25,371            44,768          61,224
                                                                  --------------    --------------     -------------    ------------

Operating expenses:
   Selling                                                                8,235             8,114            23,808          21,626
   General and administrative                                            13,500            13,649            38,126          36,682
   Engineering and technical support                                      1,438             1,888             4,723           5,418
                                                                  --------------    --------------     -------------    ------------
     Total operating expenses                                            23,173            23,651            66,657          63,726
                                                                  --------------    --------------     -------------    ------------

Operating (loss) income                                                (13,469)             1,720          (21,889)         (2,502)
                                                                  --------------    --------------     -------------    ------------

Other income (expense):
   Interest and bank charges                                              (555)             (429)           (1,845)         (1,491)
   Equity in income of equity investees                                     397               659             1,989           2,423
   Other, net                                                              (85)             1,118             5,125           4,827
                                                                  --------------    --------------     -------------    ------------
     Total other (loss) income, net                                       (243)             1,348             5,269           5,759
                                                                  --------------    --------------     -------------    ------------

(Loss) income from continuing operations before taxes                  (13,712)             3,068          (16,620)           3,257
Income tax benefit                                                        5,406               780            10,485             740
                                                                  --------------    --------------     -------------    ------------
Net (loss) income from continuing operations                            (8,306)             3,848           (6,135)           3,997

Net (loss) income from discontinued operations, net of tax              (1,990)                 6           (2,251)           (576)
                                                                  --------------    --------------     -------------    ------------

Net (loss) income                                                    $ (10,296)           $ 3,854          $(8,386)         $ 3,421
                                                                  ==============    ==============     =============    ============

Net (loss) income per common share (basic):
   From continuing operations                                          $ (0.37)            $ 0.17          $ (0.28)          $ 0.18
   From discontinued operations                                          (0.09)                 -            (0.10)          (0.03)
                                                                  --------------    --------------     -------------    ------------
Net (loss) income per common share (basic)                             $ (0.46)            $ 0.17          $ (0.38)          $ 0.15
                                                                  ==============    ==============     =============    ============

Net (loss) income per common share (diluted):
   From continuing operations                                          $ (0.37)            $ 0.17          $ (0.28)          $ 0.18
   From discontinued operations                                          (0.09)                 -            (0.10)          (0.03)
                                                                  --------------    --------------     -------------    ------------
Net (loss) income per common share (diluted)                           $ (0.46)            $ 0.17          $ (0.38)          $ 0.15
                                                                  ==============    ==============     =============    ============

Weighted-average common shares outstanding (basic)                   22,649,819        22,234,399        22,352,866      22,345,183
                                                                  ==============    ==============     =============    ============
Weighted-average common shares outstanding (diluted)                 22,649,819        22,445,164        22,352,866      22,540,476
                                                                  ==============    ==============     =============    ============




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